UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2008

Commission File Number 2-39621

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	42-0644327
(State of Incorporation)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa 52407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2008, United Fire & Casualty Company and Mr. John A. Rife signed an amendment to various options issued to Mr. Rife by the company. The amendment provided (a) each option shall vest and be exercisable immediately and (b) upon Mr. Rife’s normal retirement from the company, each option shall be exercisable until the tenth anniversary of its issuance.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the meeting of the Board of Directors of United Fire & Casualty Company held on November 21, 2008, the directors approved certain amendments of United Fire & Casualty Company’s Bylaws. The amendment is effective November 21, 2008.

Section 4 of Article VI was revised to provide for limitation of director liability and indemnification of directors to the fullest extent allowable under Iowa law and to provide for indemnification of officers to the same extent as directors, and for officers who are not directors to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, subject to certain limitations. These changes will assist us in continuing to attract and retain the best available individuals for positions on our Board of Directors and as officers.

A blackline copy of the Bylaws showing the amendment is filed as Exhibit 99.2 to this report.

Item 8.01. Other Events.

On November 21, 2008, United Fire & Casualty Company issued a press release announcing that the Board of Directors declared a dividend of $0.15 per share to be paid on January 2, 2009 to Company shareholders of record on December 15, 2008.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibits
99.1	Amendment to Nonqualified Stock Option Agreements for John A. Rife
99.2	Full Text of United Fire & Casualty Company Bylaws (Blacklined Showing November 21, 2008 Changes)
99.3	Press Release dated November 24, 2008, Announcing Quarterly Dividend on Common Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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United Fire & Casualty Company
(Registrant)

November 24, 2008
(Date)

/s/ Randy A. Ramlo
Randy A. Ramlo, President and Chief Executive Officer

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